Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 – Supplement	Distribution Date:	08/15/2013
	Period Type:	Accumulation

(i)		Monthly Principal Distributed	0.00	0.00

(ii)		Monthly Interest Distributed
		Class A Note Interest Requirement	226,039.32
		Class B Note Interest Requirement	36,754.18
		Net Class C Note Interest Requirement	80,568.53	343,362.03

(iii)		Collections of Principal Receivables		186,581,229.55

(iv)		Collections of Finance Charge Receivables		7,432,166.89

(v)		Aggregate Amount of Principal Receivables		2,016,575,922.87

		Investor Interest		725,000,000.00
		Adjusted Interest		481,400,000.00

		Floating Investor Percentage		23.87%
		Fixed Investor Percentage		35.95%

(vi)		Receivables Delinquent (As % of Total Receivables)
		Current to 29 days		98.53%
		30 to 59 days		0.42%
		60 to 89 days		0.34%
		90 or more days		0.71%
		Total Receivables		100.00%

(vii)		Investor Default Amount		1,223,400.29

(viii)		Investor Charge-Offs		0.00

(ix)		Reimbursed Investor Charge-Offs		0.00

(x)		Net Investor Servicing Fee		149,833.33

(xi)		Portfolio Yield (Net of Defaulted Receivables)		10.27%

(xii)		Reallocated Principal Collections		0.00

(xiii)		Accumulation Shortfall		0.00

(xiv)		Principal Funding Investment Proceeds		18,799.07

(xv)		Principal Funding Investment Shortfall		116,824.52

(xvi)		Available Investor Finance Charge Collections		7,268,375.37

(xvii)	Note Rate	Class A	0.43103%
		Class B	0.84103%
		Class C	1.44103%

(xviii)		Spread Account		7,250,000.00

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President